                             ____________________________

                                   LEASE AGREEMENT
                                       BETWEEN
                                   THOMAS R. EGGERS
                                       LANDLORD
                                         AND
                                   PROGENITOR, INC.
                                        TENANT
                             ____________________________






                                            Prepared by:
                                            Jack S. Levey
                                            Schwartz, Kelm, Warren & Ramirez
                                            41 South High Street
                                            Columbus, Ohio 43215
                                            (614) 222-3000

                                   LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the _______ day of November, 1994, between THOMAS R. EGGERS ("Landlord"), and PROGENITOR, INC., a Delaware corporation ("Tenant").

   SECTION 1. FUNDAMENTAL LEASE TERMS. The following capitalized terms (the "Fundamental Lease Terms") are set forth in this Section 1 for ease of reference. Each subsequent reference in this Lease to any of the Fundamental Lease Terms shall incorporate such terms as if the same were fully and completely stated therein. In the event of a conflict between any of the Fundamental Lease Terms and the Lease, the latter shall control. Capitalized terms other than Fundamental Lease Terms shall have the respective meanings, when used in this Lease, given to such terms in the definition thereof contained herein.


     1.1. Premises: Being approximately 18,662 net square feet of office/business space, consisting of the basement level and first two floors of the three (3) story building located at 1507 Chambers Rd., Columbus, Ohio 43212. The Premises includes the casework and benches currently existing in the Premises, but does not include the Equipment.

     1.2.    Named Brokers: Group One Realty, Inc. and Carey Legget Realty.

     1.3.    Term Commencement: January 1, 1995.

     1.4.    Term Expiration: December 31, 1995.

     1.5. Basic Rent: For the initial term, $130,634.04 per annum, payable in monthly installments of $10,886.17.

             Basic Rent for the first Extension Term is $135,229.50 per annum, in monthly installments of $ 11,274.96, subject to adjustment under Section 4.4.

             Basic Rent for the second Extension Term is $139,965.00 per annum, in monthly installments of $11,663.75, subject to adjustment under
             Section 4.4.

     1.6.    Security Deposit: Twenty Thousand Dollars ($20,000).

     1.7.    Option Terms: Two extension terms of one year each.

     1.8. Permitted Use: Office and biological research laboratory purposes, and any other uses permissible under applicable laws and regulations, provided that in no event shall the basement be used for any purpose except a biological research laboratory.


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

     1.9. Landlord's Notice Address: Thomas R. Eggers, 1399 Cambridge Blvd., Columbus, Ohio 43212.

     1.10. Tenant's Notice Address: Progenitor, Inc., 1507 Chambers Road, Columbus, Ohio 43212, Attention: Douglass B. Given.

     1.11. Equipment: The following items of laboratory equipment currently located in the Premises:

             (a) All three autoclaves in autoclave room, along with steam generator, as listed below:
                   (1)   Amsco computerized Model 2021 with printer
                   (2)   Market Forge Sterilmatic
                   (3)   Amsco small utensil autoclave
                   (4)   Amsco model LB-20 steam generator
             (b) A six foot stainless steel BioFlow HEPA filtered sterile biological hood (Germfree Laboratories).

             The demise of the Premises does not include, and the payment of Basic Rent does not enable Tenant to, use of the Equipment. Landlord wishes to leave the Equipment on the Premises. Tenant agrees that Landlord may do so and shall have reasonable access to maintain and service the Equipment as is required during the term of the Lease, provided that Tenant has the Landlord's permission to utilize, at no additional expense, the existing large autoclave and is permitted to remove, at its sole cost and expense, the existing biological hood.

     1.12. Guarantor: Interneuron Pharmaceuticals, Inc., a Delaware corporation, One Ledgemont Center, 99 Hayden Avenue, Suite 340, Lexington, MA 02173, Attention: Chief Financial Officer. Capitalized terms other than Fundamental Lease Terms shall have the respective meanings, when used in this Lease, given to such terms in the definition thereof contained herein.

     1.13. Building: The building in which the Premises are located, all improvements appurtenant thereto, and the real property on which the building and appurtenances are located.

     1.14. Uppermost Story: The premises located on the third floor of the Building, consisting of approximately 5,986 square feet.

   SECTION 2. DEMISE. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, upon the terms, covenants and conditions herein set forth, the Premises constituting the entire land and other real property in the parcel located at and known by the


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

street address specified in Section 1.2 and more particularly described in Exhibit A, the Building constructed thereon and all other improvements on and appurtenances to said parcel, excepting only the Equipment and the Uppermost Story.

   SECTION 3.  TERM.

     3.1. INITIAL TERM. The term of this Lease shall commence on the date set forth in Section 1.3 (the "Commencement Date") and shall end on the date set forth in Section 1.4.

     3.2. EXTENSION TERMS. Tenant shall have the option to extend the Term of this Lease for the number of consecutive extension terms (the "Extension Terms") set forth in Section 1.7. Each Extension Term shall commence on the day immediately following the expiration of the term as set forth in Section
1.4 or the expiration date of the preceding Extension Term, as the case may be. Tenant can exercise the option to extend the term only by serving written notice thereof upon Landlord not less than three months prior to the scheduled expiration of the term (or the preceding Extension Term, as the case may be), time being of the essence. Any such notice by Tenant shall be unconditional and irrevocable. If Tenant fails to exercise the option within the time period set forth in this section, the option shall lapse and shall be null and void. Tenant shall not have the option to extend this Lease if, on either the date that Tenant gives notice of exercise, or on the then scheduled expiration date of this Lease, Tenant is in default under the terms of this Lease. Each Extension Term shall be upon all of the terms, covenants and conditions contained in this Lease in respect of the term, except that the Base Rent during each Extension Term shall be as set forth in the Fundamental Lease Terms and that, after expiration of the third Extension Term, there shall be no further Extension Terms. Notwithstanding the foregoing, in the event Tenant desires to exercise its option to extend the term and Tenant has been in material default more than 3 times since the Commencement Date, regardless of whether such material defaults were cured, option of Landlord, at its sole discretion, shall have the night to reject Tenant's extension of the term, which right shall be exercised, if at all, by Landlord's notice to Tenant sent to notify within 60 days of Landlord's receipt of Tenant's notice of exercise.
 Notwithstanding any other provision of this Lease, "material default" includes, but is not limited to, any monetary default that is not cured within the time permitted by Section 22.1; any default in Tenant's obligations under
Section 29; any failure to remedy a violation of law within the time permitted hereby; violation of Section 8, 16, or 25; and any default which, if left uncured, would constitute a breach of any covenant of Landlord under any Mortgage (as defined in Section 19), loan agreement, or similar instrument.

   SECTION 4.  RENT.

     4.1. BASIC RENT. Basic rent ("Basic Rent") shall be in the amount set forth in Section 1.5. Basic Rent for each Lease Year is payable in 12 equal monthly installments, in advance, on or before the first day of each and every calendar month during the term hereof except as herein set forth. Basic Rent shall be prorated for any Lease Year less than 12 calendar months at the beginning or end of the term of this Lease. Basic Rent for the first


                                          3

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full calendar month of the term shall be payable on the date hereof.  If the term of this Lease commences on other than the first day of a calendar month, the first installment of Basic Rent shall be prorated on the basis of a 30-day month and shall be payable together with the installment for the first full calendar month. "Lease Year" means each consecutive 12-month period during the Term (including any Extension Term).

     4.2. LATE CHARGE. Tenant hereby acknowledges that late payment by Tenant to Landlord of Basic Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Basic Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five days after said amount is due, Tenant shall pay to Landlord a late charge equal to five percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenants default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, Landlord and Tenant agree that no late charge shall be assessed for the first such late payment in any consecutive 12-months unless such amount remains unpaid for more than 10 days after Landlord notifies Tenant that the same is due and unpaid. In addition, Tenant shall pay Landlord a handling fee of $20.00 for each check or other item submitted by Tenant and returned by Landlord's bank due to insufficient funds or a stop payment order.

     4.3. ADDITIONAL RENT. Tenant shall pay, as additional rent ("Additional Rent"), all other sums of money or charges required to be paid by Tenant hereunder in addition to Basic Rent, whether or not the same be designated as such. If such amounts or charges are not paid at the time provided for in this Lease, they shall nevertheless be collectible as additional rent with the next installment of Basic Rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at a rate (the "Default Rate") equal to the lesser of (a) a floating rate equal to two percent per annum plus the rate (the "Prime Rate") announced from time to time by Bank One, Columbus, NA as its prime rate (which Prime Rate need not be such bank's most favorable rate) or (b) the highest rate legally permitted.

     4.4. BASIC RENT ADJUSTMENTS. Effective November 16, 1995, the Basic Rent set forth in Section 1.5 shall be adjusted as follows. Basic Rent shall be increased by an amount equal to $3,720.00 per annum, ($310.00 per monthly installment) for each percentage point by which the Prime Rate in effect on November 16, 1995 exceeds 8.5% per annum. Thereafter, Basic Rent shall be increased or decreased by an amount equal to $3,720.00 per


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annum ($310.00 per monthly installment) for each percentage point of increase or decrease in the Prime Rate occurring after January 1, 1996. All adjustments under this Section 4.4 shall be pro-rated for any fraction of a percentage point. Notwithstanding any other provision of this Section 4.4, however, (a) there shall be no increase under this Section 4.4 until such time as the Prime Rate exceeds 8.5% per annum, and (b) Basic Rent shall never be less than the amounts set forth in Section 1.5. During any portion or portions of the Term (including any Extension Term) in which the Prime Rate does not exceed 8.5% per annum, Basic Rent shall be the amount set forth in Section 1.5. Each adjustment under this Section 4.4 shall take effect on the first day of the calendar month following the date that the change in Prime Rate takes effect, and shall be payable with the next installment of Basic Rent coming due. Landlord may notify Tenant of adjustments under this Section 4.4, but shall not be obligated to do so. Landlord's failure to no notify Tenant, or delay in notifying Tenant, of any adjustment shall not be deemed a waiver of Landlord's right to receive the adjustment, nor shall it delay the date on which the adjustment takes effect.

     4.5. MANNER OF PAYMENT. All Basic Rent and Additional Rent (collectively "Rent") shall be payable when due without prior demand and without any deductions, setoffs or counterclaims whatsoever in lawful money of the United States of America and shall be paid to Landlord at Landlord's Notice Address, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

   SECTION 5.  TENANT'S SHARE OF OPERATING COSTS.

     5.1. OPERATING COSTS. During each Lease Year of the term, Tenant agrees to pay to Landlord, as additional rent, in the manner provided in Section 5.2, Tenant's Share of Operating Costs (as defined below) of the reasonable costs and expenses of every kind and description paid or incurred by Landlord ("Operating Costs") in owning, leasing, operating, managing, equipping, repairing, replacing and otherwise maintaining the Premises and the Building, and maintaining order and security therein. Operating Costs shall include, without limitation, all of the following costs and expenses: (a) personal property taxes; (b) accruals to reserves for repair and replacement of the roof, the HVAC system, the elevator and related component parts of the Premises (which accruals shall be calculated on the basis of reasonably anticipated costs and replacements using a useful life determined pursuant to Internal Revenue Service Standards and Regulations); (c) water and sewerage charges; (d) all types of insurance coverage carried by Landlord with respect to the Premises, including, without limitation, fire, rent, public liability, personal and bodily injury and property damage liability, automobile coverage, vandalism and malicious mischief and all broad form coverages, and sign insurance, all in limits and with companies selected by Landlord at competitive market rates; (e) the direct cost of personnel (including applicable payroll taxes, worker's compensation insurance, disability insurance and uniforms) to implement all of the foregoing; and (f) all real estate taxes, assessments (special or otherwise), water and sewer rents, rates and charges (including water and sewer connection and/or hook-up charges), parking district or similar taxes, and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, foreseen


                                          5

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and unforeseen, including, without Limitation, any payments required, by contract or otherwise, to be made by Landlord to any taxing authority in lieu of any of the foregoing, and each and every installment thereof, which shall or may be levied, assessed, imposed, become due and payable, or liens upon, or arising in connection with the use, occupancy or possession of, or become due and payable out of, or for, the Premises or any part thereof, of any land, buildings or other improvements therein (as initially constructed or as the same may at any time thereafter be enlarged or reduced), including interest on installment payments and all costs and fees (including attorneys' and appraisers' fees) incurred by Landlord in contesting taxes and negotiating with the public authorities as to the same. If at any time after the date hereof the methods of taxation prevailing shall be altered so that in addition to, or in lieu of, or as a substitute for the whole or any part of the taxes now levied, assessed or imposed, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition, charge or license fee measured by or based in whole or in part upon the rents receivable by Landlord for the Premises or any portion thereof, (ii) a tax, assessment, levy, imposition, charge or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the land, buildings or other improvements comprising the Premises or any portion thereof, or (iii) any other tax, levy, imposition, charge or license fee however described or imposed, then the same shall be included in the computation of taxes. Landlord and Tenant agree that Tenant shall have the right to pay all such taxes directly and to contest the amount of such taxes, upon 10 days' prior written notice to Landlord, should Landlord elect not to do so.

     5.2.    TENANT'S SHARE OF OPERATING COSTS.  Tenant shall pay Tenant's
Share of Operating Costs to Landlord within 30 days of its receipt from Landlord of a statement detailing such operating costs. "Tenant's Share of Operating Costs" means (a) as to Operating Costs related to the HVAC system serving the Premises exclusively, the elevator system (including but not limited to the cab, motors, lifts, shaft and doors) exclusively serving the Premises, and the electric system serving the Premises, 100%; and (b) as to all other Operating Costs, 78.4%.

   SECTION 6. PURPOSE. Tenant shall use and occupy the Premises solely for the use set forth in Section 1.8, and for no other purpose without the prior written consent of Landlord.

   SECTION 7. CONDITION OF PREMISES. Tenant hereby acknowledges that, except as set forth below, no representations have been made to Tenant respecting the condition of the Premises or the Building, or applicable zoning laws and regulations. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in good and satisfactory condition when possession was so taken. Landlord shall have the right to extend an additional stairwell to the Uppermost Story.

   SECTION 8.  ASSIGNMENT OF LEASE.

     8.1. LANDLORD'S CONSENT REQUIRED. Tenant shall not transfer, assign, sublet (in whole or in part), enter into license, concession or management agreements, or hypothecate


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this Lease or Tenant's interest in and to the Premises without first procuring the consent of Landlord, which consent may not be unreasonably withheld, provided, however, that Landlord shall have the right to condition any such consent upon Tenant delivering to Landlord the consent of Guarantor thereto, in form and substance satisfactory to Landlord and Landlord's counsel, and provided further that the assignment or sublease shall not be for a use prohibited by Section 6. Any attempted transfer, assignment, subletting, license, concession or management agreement or hypothecation without Landlord's consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law. Consent by Landlord to any such assignment, subletting or other transfer shall not constitute a waiver of the requirement for such consent to any subsequent assignment, subletting or other transfer. The acceptance by Landlord of the payment of Rent following any assignment, subletting or other transfer shall not be deemed to be a consent by Landlord to such assignment, subletting or other transfer nor shall the same be deemed a waiver of any right or remedy of Landlord under this Lease.

     8.2. CHANGE OF CONTROL. If (a) Tenant or guarantor or any general partner of Tenant or guarantor is a corporation, any dissolution, merger, consolidation or other reorganization of such corporation, or any pledge of the corporate stock or securities or any sale or other transfer, singly or in the aggregate, of a controlling percentage of the corporate stock or securities of Tenant or guarantor or any such general partner, (b) Tenant or guarantor is a partnership, any change in the general partner(s) in such partnership, or (c) Tenant or guarantor is a partnership or other form of business entity, any pledge, sale or other transfer of a controlling percentage of the interest in Tenant or guarantor (any of the events described in subsections (a), (b) or (c) of this Section 8.2 being collectively referred to as a "Change of Control"), shall constitute an assignment hereunder. Tenant shall notify Landlord at least seven days in advance of a Change of Control. The term "controlling percentage" as used herein shall mean (i) in the case of a corporate tenant or guarantor or a corporate general partner of a partnership tenant or guarantor, the ownership of stock or securities possessing, and of the right to exercise, a majority of the total combined voting power of all classes of stock or securities of such corporation, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership, or indirect ownership through ownership of stock or securities of another corporation or otherwise, and (ii) in the case of a partnership or other form of business entity as tenant or guarantor, the ownership of interests possessing, and of the right to exercise, a majority of the total combined voting power of all interests in such partnership or other form of business entity, issued, outstanding and entitled to vote with respect to any matters pertaining to the control of such partnership or other form of business entity, whether such ownership be direct ownership or indirect ownership through ownership of stock, securities or interests of another corporation, or partnership or otherwise.

     8.3. TENANT TO REMAIN LIABLE. Regardless of Landlord's consent, no transfer, assignment, subletting, license or concession agreement or hypothecation shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rents and to


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perform all other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent transfers, assignments, subletting, licenses or concession agreements or hypothecations, or to amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease; provided that, Tenant shall have no increased, excess or additional liability or responsibility in respect of or arising out of any subsequent transfer, assignment, subletting, license or concession agreement or hypothecation or in respect of any such amendment to this Lease, but shall remain liable only as to the original terms of this Lease together with such amendments thereof actually entered into by or approved in writing by Tenant.

   SECTION 9. UTILITIES. Landlord shall cause the Uppermost Story either (a) to be separately metered for electricity, in which event Landlord shall pay the public utility for all electricity consumed or wasted in the Uppermost Story, or
(b) to be submetered for electricity, in which event Landlord shall allow Tenant a credit against Rent for all electricity consumed or wasted in the Uppermost Story, as measured by the submeter, at the rates charged by the public utility. Except as set forth in the preceding sentence, Tenant shall pay for all gas, electricity, sewer, water and other utilities consumed or wasted upon the Premises or in the Building during the term of this Lease. Except as hereinafter provided any interruption of utility service to the Premises shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or render Landlord liable to Tenant for damages, or relieve Tenant from the performance of its obligations under this Lease. In the event that an interruption of utility service cannot be remedied without an expenditure of funds for capital improvements, Landlord agrees, provided such capital expenditure does not exceed Five Thousand Dollars ($5,000), to pay the cost of such improvement. In the event such expenditure will exceed the sum of Five Thousand Dollars ($5,000), then, unless Tenant agrees to pay the cost of such improvement, Landlord shall have the right and option to terminate the Lease upon fifteen (15) days prior written notice to Tenant.

   SECTION 10. CONDUCT OF TENANT UPON PREMISES. Tenant shall not use or permit upon the Premises anything that will increase the rate of insurance maintained by Landlord thereon or anything that may be dangerous to life or limb, and Tenant shall do nothing and suffer nothing to be done upon the Premises in any way tending to create a nuisance or injure the reputation of the Premises, or to disturb any other tenant in the Premises. Tenant shall comply with all legal, health and police regulations respecting the Premises, and will not use the Premises for lodging or sleeping purposes, or for any immoral or illegal purpose. Tenant shall observe and comply with all reasonable rules and regulations promulgated by Landlord from time to time with respect to the use of the Premises. Tenant shall not apply for or acquiesce in any rezoning, variance or other zoning change affecting the Premises


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without the prior written consent of Landlord in each instance, which may be withheld in Landlord's sole discretion.

   SECTION 11. INCREASE IN INSURANCE RATES. In the event that the rate of any insurance maintained by Landlord with respect to the Premises is increased as a result of Tenant's use or occupancy of the Premises, then Tenant shall pay such increase as additional rent hereunder upon demand of Landlord.

   SECTION 12. MAINTENANCE OF PREMISES. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof (including without limitation building walls and roof) in good and sanitary condition and repair and shall perform all necessary maintenance, whether interior or exterior, structural or non-structural, foreseen or unforeseen. Tenant will keep the trees, lawn and landscaping on the Premises in good condition, including but not limited to any necessary mowing, weeding, watering, and pruning. Tenant's obligation to repair the Premises shall include all necessary replacements of the equipment and facilities therein or serving the same. Without limiting the generality of the foregoing, Tenant shall replace all broken glass in the Premises with glass of the same size and quality as that broken, and Tenant shall keep the Premises and appurtenances, including the parking area and sidewalks, in a clean and safe condition, keeping the parking area and sidewalks properly sealed, surfaced, and striped, reasonably free of debris, snow and ice. Tenant shall comply with all applicable laws, regulations and ordinances and the directions of the proper public officers in connection with the Premises.
Tenant shall be responsible for the removing and hauling away of any trash created upon the Premises. Landlord has no obligation and has made no promise to alter, improve or repair the Premises or any part thereof. Tenant shall perform the maintenance described on Schedule 1 hereto according to the timetable set forth therein, and shall perform all other maintenance as needed. In the event that Tenant becomes obligated to complete improvements which do not specifically relate to the Tenant's business for the purposes of compliance with applicable federal, state or local laws or is required to make major repairs or replacements and such improvements or repairs and replacements, then Landlord and Tenant shall agree to calculate the useful life of such improvements, repairs and replacements and shall allocate to each the cost thereof in accordance with the period of time during which each will have possession of the Premises. For example, if such an expenditure is required when there remains only 18 months left in the term of the Lease, and the useful life of the proposed improvement, repair or replacement is three years, then Landlord and Tenant shall share in the cost of such improvement, repair or replacement equally. In the event that the cost of such improvement, repair or replacement exceeds Twenty Thousand Dollars ($20,000) or in the event that Landlord's share of such expense exceeds twenty percent (20%), then Tenant shall obtain Landlord's consent prior to completing such improvement, repair or replacement. Landlord shall reimburse Tenant for 21.6% of Tenant's actual and reasonable cost of performing the work described in Parts III (Plumbing System), IV (Grounds/Exterior) and V (Safety Items) of Schedule 1, upon Tenant's submission of invoices accompanied by such reasonable supporting information as Landlord shall reasonably request.

   SECTION 13.  ALTERATIONS; SIGNS.

     13.1. ALTERATIONS. Tenant shall give Landlord notice of all proposed improvements to the Premises. Tenant shall not make any alterations in, or improvements to, the Premises which affect the structure, the exterior, mechanical systems, or the utilities of the Premises, or which impair the value or utility of the Premises, or which affect access to or use of the Uppermost Story, without first obtaining Landlord's written consent, which shall not be unreasonably withheld for non-structural alterations necessary for normal laboratory operations, provided that the alterations do not decrease the value of the Building and do not interfere with the use or enjoyment of the Uppermost Story. Any such alterations or improvements made without Landlord's consent may be removed by Landlord, at any time, at Tenant's expense. All additions and improvements, whether temporary or permanent in character (excepting the movable trade fixtures and personal property of Tenant), made in or upon the Premises, either by Landlord or by Tenant, shall be Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease; provided that Landlord may elect, upon written notice to Tenant not later than 10 days before the end of the term, to require Tenant to remove any such items designated by Landlord at the end of the term, in which event Tenant shall remove the designated items at its own expense. Tenant shall repair all damage to the Premises caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations. In no event shall any cabinets, shelves, counters or casework in the Premises be deemed Tenant's trade fixtures or personal property, whether installed by Tenant or by Landlord, and all such items shall remain in the Premises upon the expiration or sooner termination of this Lease, except to the extent Landlord requires their removal by notice to Tenant pursuant to this Section 13.1. Any alterations or improvements to the Premises consented to by Landlord shall be made by Tenant at Tenant's sole cost and expense. In no event shall Tenant commence any such alterations or improvements to which Landlord has consented until Tenant has received Landlord's written approval of the plans and specifications therefor. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. All such alterations and improvements shall be promptly completed by Tenant in strict accordance with such approved plans and specifications. Tenant shall provide Landlord with a set of "as-built" drawings for any such work. Tenant shall maintain such insurance coverage in connection with the making of any such alterations or improvements as Landlord shall reasonably require. If the cost of Tenant's proposed alteration, addition or improvement to or of the Premises shall be reasonably estimated by Landlord to cost in excess of $10,000, Landlord may require Tenant to obtain and maintain bonds to assure the complete and proper performance of the work.

     13.2. SIGNS. No signs, graphics, notices or other lettering shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant at any place on the exterior of the Premises or in the interior of the Premises so that the same is visible from the exterior of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld.

     13.3. LANDLORD'S ALTERATIONS. Landlord reserves the right to make improvements and additions to the Premises and the Building during this Lease. However, except as set forth below, all such improvements shall be subject to Tenant's consent, which consent shall not be unreasonably withheld. Landlord shall have the absolute right to make any and all improvements, additions and alterations that Landlord deems necessary or desirable for the occupancy and enjoyment of the Uppermost Story, in Landlord's sole discretion, without need for Tenant's consent. Landlord shall use reasonable efforts not to unreasonably materially interfere with the operation of Tenant's business in the Premises in the course of its activities under this Section 13.3, but Landlord's activities under this section shall not entitle Tenant to any abatement of Rent nor any claim of constructive eviction or loss of quiet enjoyment.

   SECTION 14. RELEASE OF LANDLORD FROM LIABILITY. Landlord shall in no event be liable for any damage, either to person or property, sustained by Tenant due to the Premises, or any part or appurtenance thereof, becoming out of repair, or due to the happening of any accident in or about the Premises, including, without limitation, breaking, bursting, stoppage or leaking of water, gas, sewer or steam pipes, or due to any act or neglect of any other tenant or occupant of the Premises or the Building, or of any other person. To the fullest extent permitted by law, Tenant agrees to use and occupy the Premises and other portions of the Building at Tenant's own risk, and Tenant hereby releases Landlord from all claims of any kind, including without limitation, loss of life, bodily injury, damage to merchandise, equipment, fixtures or other property or damage to business or for business interruption arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof.

   SECTION 15. INDEMNITY. Tenant shall indemnify Landlord and save Landlord harmless from all claims, liability, damage, loss and expense, including, without limitation, reasonable attorneys' fees, arising out of (a) the use of the Equipment, or the use or occupancy of the Premises or the Building, by Tenant or those claiming by, through or under Tenant, (b) any injury to or death of any person or damage to any property occurring in, on or about the Premises from any cause whatsoever, (c) any default of Tenant under this Lease, and (d) any act, neglect or omission of Tenant, its agents, employees, representatives, licensees, customers and invitees occurring in, on or about the Premises or with respect to the Equipment.

   SECTION 16.  INSURANCE.

     16.1. TENANT'S INSURANCE. At all times during the term of this Lease and any period prior to the term of this Lease during which Tenant has possession of the Premises, Tenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

             16.1.1. General public liability insurance on an occurrence basis covering the Premises and Tenant's use thereof with a minimum limit of liability of $1,000,000, combined single limit, per occurrence. The insurance coverage required under this Section 16.1.1 shall include a contractual liability endorsement covering the matters set forth in Section 15. The deductible, if any, under this insurance shall not exceed $1,000.00.

             16.1.2. Insurance covering Tenant's trade fixtures, furnishings, equipment, decorations and contents in an amount not less than 100% of full replacement cost providing protection against perils included within the standard form "All Risk" insurance.

             16.1.3. Employer's liability insurance and worker's compensation insurance, as required by applicable law.

     16.2. LANDLORD'S INSURANCE. At all times during the term of this Lease, Landlord shall acquire fire, wind, storm and extended coverage on the Premises, which insurance shall be in an amount not less than the replacement value of the Premises.

     16.3. EVIDENCE OF INSURANCE. The insurance required under this Section 16 and acquired by Landlord with respect to the Building and all renewals thereof shall be issued by such good and responsible companies qualified to do and doing business in the State of Ohio as may be approved by Landlord, with a Best's rating of A+ (or, if Class XIII or larger, A). Each policy of insurance required to be carried under this Section 16, or a certificate thereof, shall be delivered to Landlord, or Tenant, as applicable, at least 30 days prior to the Commencement Date; and at least 30 days prior to the expiration of any such policy, a renewal certificate thereof shall be delivered to Landlord or Tenant. Each policy shall expressly provide that the policy shall not be canceled or altered in such manner as to adversely affect the coverage afforded thereby without 30 days' prior written notice to Landlord or Tenant. All insurance required under Sections 16.1.1 and 16.1.2 above shall be carried in the joint names of Landlord and Tenant.

     16.4. FAILURE TO MAINTAIN INSURANCE. In the event that Tenant shall fail to insure or shall fail to furnish to Landlord any such policy or certificate as herein required, Landlord may from time to time effect such insurance for the benefit of Tenant or Landlord or both of them for a period not exceeding one year, and any premium paid by Landlord shall be recoverable from Tenant as Additional Rent on demand.

     16.5. WAIVER OF SUBROGATION. Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, or required to be carried hereunder, the one carrying or required to carry such insurance and suffering said loss hereby releases the other (and the other's officers, partners, agents and employees) of and from any and all claims with respect to such loss to the extent of such insurance, whether or not caused by the actual or alleged negligence of the one so released; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Each insurance policy carried by the parties shall contain a clause to the effect that the foregoing waiver shall not affect the right of the insured party to recover under such policy. The foregoing waivers shall be operative only so long as available in the state in which the Premises is located.

   SECTION 17.  DAMAGE OR DESTRUCTION.

     17.1. TERMINATION OF LEASE. Except as otherwise herein provided, in the event that the Premises are damaged by fire or other casualty, Landlord shall repair the same (exclusive of the repairs and restorations required to be made by Tenant pursuant to Section 17.2) if, in Landlord's opinion, such damage can be repaired within 90 days and the estimated cost of such repair does not exceed the net amount of Landlord's estimated insurance award in connection with such damage. If, in Landlord's opinion, such damage cannot be repaired within 90 days or the estimated cost of such repair exceeds the net amount of Landlord's estimated insurance award in connection with such damage, Landlord shall so notify Tenant. Thereafter, either Landlord or Tenant may, upon notice to the other within 30 days after the date of such casualty, terminate this Lease. If Landlord does not elect to so terminate this Lease, Landlord shall, within a reasonable period of time, commence to repair such damage (exclusive of the repairs and restorations required to be made by Tenant pursuant to Section 17.2). In the event Landlord is unable to complete such repair within 120 days, subject to unavoidable delays as set forth in Section 31.2 hereof, Tenant shall have the option to terminate this Lease by 30 days' prior written notice to Landlord; provided that such termination will be void if, within 30 days after receipt of Tenant's notice, Landlord completes the repairs.

     17.2. RESTORATION BY TENANT. In the event that the Premises are damaged by fire or other casualty, unless this Lease is otherwise terminated pursuant to the provisions of this Section 17, Tenant shall, at its sole cost and expense, forthwith repair and restore its furnishings, trade fixtures, equipment and contents therein.

     17.3. DAMAGE DURING LAST YEAR. In the event that the Premises, or any portion of the Building that is necessary for Tenant's occupancy, are damaged by fire or other casualty during the last year of the term hereof, Landlord may elect to terminate this Lease upon notice to Tenant given within 30 days of such casualty. Notwithstanding the foregoing, Landlord may not terminate the Lease hereunder if Tenant has renewal options for additional Extension Terms (provided Tenant agrees to exercise such options and Guarantor consents thereto).

     17.4. TERMINATION. Upon any termination of this Lease under any of the provisions of this Section 17, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to the Landlord except for items which have theretofore accrued and are then unpaid, and the indemnities provided herein, which obligations shall survive such termination and Tenant shall irrevocably assign to Landlord all of its right, title and interest in any insurance awards or proceeds and any other claims with respect to such casualty (other than awards, proceeds or claims under policies maintained by Tenant relating to Tenant's furnishings, trade fixtures or equipment). Landlord shall promptly refund to Tenant any unearned payment of Basic Rent or other charges hereunder.

     17.5. RENT ABATEMENT. Tenant shall be entitled to an abatement of Basic Rent while repairs under this Section 17 are being made, in the proportion that the area of the Premises rendered unusable by Tenant by such damage bears to the total area of the Premises, but only to the extent of any rent loss insurance proceeds received by Landlord.

   SECTION 18. CONDEMNATION. In the event that the Premises, or any portion thereof necessary for Tenant's operation as contemplated by this Lease, are taken as a result of the exercise of the power of eminent domain, or if Landlord shall convey title to the Premises, or any portion thereof necessary in Tenant's reasonable judgment for Tenant's operation as contemplated by this Lease, under threat of such a taking, this Lease shall terminate as of the date on which the Premises or portion thereof shall be so taken, or title so conveyed, and Rent shall be adjusted as of such date. Tenant shall not be entitled to any part of the award paid in connection with any such taking, and Landlord shall be entitled to receive the full amount thereof. Notwithstanding the foregoing, Tenant shall be entitled to make a claim to the appropriate authority for relocation costs, and for any loss of or damage to trade fixtures installed by Tenant, together with any award for loss of business, provided any such award is made separately from, and does not diminish, Landlord's award for the Premises. In the event of a taking pursuant to the exercise of the power of eminent domain of less than the entire Premises and if this Lease is not terminated pursuant to this Section 18, this Lease shall terminate only as to the portion of the Premises so taken, and from and after the date of such taking a just proportion of the Basic Rent shall be abated according to the extent and nature of the taking.

   SECTION 19. SUBORDINATION. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any mortgage, deed of trust, other security instrument or ground lease (collectively, "Mortgage") which may now or hereafter affect the land and buildings comprising the Premises, or any portion thereof, provided that Tenant is given adequate assurances that, in the absence or a default, its tenancy under the Lease will not be disturbed. The provisions of this Section 19 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form if requested, that Landlord or the holder of any Mortgage may request to evidence such agreement of subordination and nondisturbance; and if Tenant fails to execute, acknowledge or deliver any such instrument within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant.
Tenant agrees, that to the extent that Landlord incurs cost as a result of Tenant's negotiation of non-disturbance language with Landlord's lenders, Tenant shall pay any costs or expenses imposed by the lender. If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to
(a) cancel or terminate this Lease, or (b) credit or offset any amounts against future Rent payable hereunder (but no such right shall be implied by or inferred from this Section), Tenant will not exercise any such right until
(i) it has given written notice of such act or omission to the holder of each Mortgage whose name and address shall have previously been furnished to Tenant, and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such party shall have become entitled under such Mortgage to remedy the same (including any time necessary to obtain possession of the Premises) without such party having commenced and continued to remedy such act or omission or to cause the same to be remedied. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of Lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall require. In the event of attornment, no such successor shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such successor becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such successor.

   SECTION 20. ACCESS TO PREMISES. Landlord and its authorized representatives shall have the right, subject to the limitations set forth on Schedule 2 attached hereto and made a part hereof by this reference, to enter upon the Premises during all regular business hours for the purpose of (a) inspecting or exhibiting the same to prospective purchasers, lessors, lenders and tenants, (b) maintaining and repairing all utility equipment, in, upon, above or under the Premises as may be necessary for the servicing of the Premises, (c) correcting, at Tenant's sole cost and expense, any unclean, offensive or noxious condition which in Landlord's reasonable judgment is existing on the Premises, (d) altering, improving, renovating, repairing, remodeling, refurbishing, painting, decorating or enjoying the use and occupancy of the Uppermost Story, or permitting Landlord's tenants, licensees or invitees so to do, and (e) exercising Landlord's rights under Section 7, Section 13.3, Section 23 or any other section of this Lease. In addition, Landlord shall at all times have unrestricted access to the Uppermost Story. Landlord shall also have the right subject to the limitations set forth on Schedule 2 attached hereto and made a part hereof by this reference to enter upon the Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs thereto or thereon or to the Building, as Landlord may deem necessary, and for any other lawful purpose; and in connection therewith, Landlord shall have the right to bring and store materials, tools and equipment in, through or above the Premises that may be required therefor, without the same constituting an actual or constructive eviction of Tenant from the Premises or any part thereof. Landlord in no event shall be liable for any inconvenience, disturbance, loss of business or other damages to Tenant by reason of the performance by Landlord of any work in, upon, above or under the Premises or for bringing and storing materials, tools and equipment in, through or above the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby in any manner whatsoever, nor shall the same constitute any ground for an abatement of any Rent. During the period commencing 12 months prior to the expiration of the term, Landlord may place upon the exterior of the Premises "For Lease", "To Let" or "For Rent" signs of reasonable size which signs shall not be removed, obliterated or hidden by Tenant. Landlord reserves the right to use up to a total of 10 parking spaces for itself, and tenants or occupants of the Uppermost Story.

   SECTION 21. COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, and upon paying the Rent and keeping and performing the covenants of this Lease on the part of Tenant to be kept and performed, shall peaceably and quietly hold, occupy and enjoy the Premises during said term without any hindrance by Landlord or any person lawfully claiming under Landlord.

   SECTION 22.  DEFAULT.

     22.1. EVENTS OF DEFAULT; LANDLORD'S REMEDIES. If Tenant shall fail to pay Rent or any installment or year-end adjustment thereof within 10 days after written notice thereof from Landlord to Tenant, or if Tenant shall fail to perform any of the other terms, provisions, covenants and agreements hereof on Tenant's part to be kept, observed and performed and such failure shall continue for a period of 30 days or more after written notice thereof from Landlord to Tenant, or if Tenant shall abandon, desert or vacate the Premises, or if Tenant shall transfer, assign or hypothecate this Lease or sublet all or any portion of the Premises in violation of the provisions of Section 8, or if Tenant shall file a petition in bankruptcy, or if an involuntary petition in bankruptcy shall be filed against Tenant and not dismissed within 30 days after such filing, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall take or receive the advantage or benefit of any insolvency or bankruptcy act, or if Tenant shall enter into an agreement of composition with Tenants creditors, then, and in any such event, Tenant shall be in default hereunder, and Landlord may, at its option, in addition to any other remedies which Landlord may have at law or in equity, at once without notice to Tenant or any other persons, re-enter and repossess the Premises and remove all persons and effects therefrom, using such force as may be necessary without being deemed guilty in any manner of trespass, eviction, or forcible entry or detainer, and, as Landlord elects, either declare this Lease to be terminated without prejudice to any and all rights which Landlord may have against Tenant for rents, damages or breach of this Lease (for which Tenant shall continue liable notwithstanding such termination), or attempt to relet the Premises on such terms as Landlord shall determine. Such reletting shall not be considered as a surrender or acceptance back of the Premises or a termination of this Lease, and Tenant shall pay Landlord any deficiency between the amount received, if any, from such re-letting and the amount of Basic Rent and additional rent payable by Tenant hereunder. Tenant expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises, and waives the service of any demand for payment of rent or repossession. No receipt of monies from Tenant by Landlord after the termination of this Lease, or after the giving of any notice of default, shall reinstate or continue the term hereof.

     22.2. RIGHT OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

     22.3. COUNTERCLAIMS AND JURY TRIALS. To the fullest extent permitted by law, Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Tenant against Landlord arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises. In the event Landlord commences any action or proceeding for eviction or nonpayment of Rent hereunder, Tenant agrees not to impose any counterclaim of any nature or description (except a compulsory counterclaim) in any such action or proceeding. The foregoing, however, shall not be construed as a waiver of Tenant's right to assert such claim in a separate action or proceeding instituted by Tenant.

     22.4. RIGHT OF INJUNCTION; REMEDIES CUMULATIVE. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction. Reference in this Lease to any particular remedy shall not preclude Landlord from any other remedy provided Landlord herein, or at law or in equity, and the exercise of one or more of the remedies herein or otherwise provided shall not preclude Landlord from exercising any other remedy.

     22.5. SECURITY DEPOSIT. Tenant shall deposit with Landlord the Security Deposit in the amount set forth in Section 1.6 promptly upon the execution of this Lease. The Security Deposit shall be held by Landlord, without liability for interest thereon, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior consent of Landlord in each instance and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any installment of Rent payable by Tenant to Landlord, or any payment due Landlord under the Equipment Lease, shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of its obligations under this Lease or the Equipment Lease, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the Rent or other payments due from Tenant, or toward any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and the Equipment Lease and pay all of the installments of Rent and payments under the Equipment Lease as they fall due, the Security Deposit shall be returned in full to Tenant following the date of the expiration or sooner termination of the term and the surrender of the Premises and the Equipment by Tenant in compliance with the provisions of this Lease and the Equipment Lease. In the event any bankruptcy insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or the guarantor, if any, the Security Deposit shall be deemed to be applied first to the payment of any Rent or other payment due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial satisfaction of Landlord's damages. Landlord may deliver the Security Deposit to the transferee of Landlord's interest in the Premises in the event that such interest be sold or transferred and thereupon Landlord shall be discharged and released from all further Liability with respect to the Security Deposit or the return thereof to Tenant, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit, and this provision shall also apply to any subsequent transferees.

     22.6. CLAIMS. Tenant agrees in consideration of Landlord's execution of this Lease that any claim or defense of any kind by Tenant based upon or arising in connection with this Lease or otherwise shall be barred unless asserted by Tenant by the commencement of an action or the interposition of a defense within three years after any inaction or the occurrence of any action to which claim or defense relates. This provision shall survive any termination of this Lease however arising.

   SECTION 23. LANDLORD'S RIGHT TO CURE DEFAULTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at Tenant's sole cost and expense and without abatement of Rent. If Tenant shall fall to pay any sum of money, other than Basic Rent, required to be pal by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligation of Tenant hereunder, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Default Rate, shall be deemed additional rent and shall be payable to Landlord upon demand.

   SECTION 24. ATTORNEYS' FEES. If, as a result of any breach or default by Tenant in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provision or recover damages therefor, or to terminate this Lease or evict Tenant, Landlord shall be entitled to recover from Tenant for the reasonable fees of its attorneys.

   SECTION 25. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within 30 days following written notice and demand for removal of any such lien by or on behalf of Landlord, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by means of bond or posting security. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, together with interest at the Default Rate, shall be deemed additional rent and payable to Landlord by Tenant on demand. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Premises from such liens.

   SECTION 26. CONVEYANCE BY LANDLORD AND LIABILITY. Notwithstanding anything to the contrary contained in any provision of this Lease, Tenant agrees to look solely to Landlord's interest in the Building for the enforcement or satisfaction any liability of Landlord, whether direct or indirect, accrued or prospective, contingent or fixed, in connection with any judgment, order or other remedy or claim under or in connection with this Lease or any related agreement or instrument or any other matter whatsoever relating thereto or to the Premises (collectively, "Landlord Liabilities") and Landlord shall not be personally liable for any Landlord Liability or the enforcement or collection of any judgment, order or other remedy or deficiency in connection therewith. Without limiting the generality of the foregoing, under no circumstances shall any present or future principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, have any liability for any Landlord Liabilities.
In case Landlord (or any successor owner of the Premises) shall convey or transfer the Premises to another party, such other party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any security deposit. Tenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance or transfer, be free of and automatically released from all Landlord Liabilities.

   SECTION 27. ESTOPPEL CERTIFICATE. At any time and from time to time, Tenant shall execute, acknowledge and deliver to Landlord, within 10 days of written request, a certificate certifying (a) that this Lease is unmodified and is in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each such modification), (b) the date, if any, to which Rent and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Premises.

   SECTION 28. HOLDING OVER. If Tenant remains in possession of the Premises, or any part thereof, after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom, unless Landlord elects as hereinafter provided, but such holding over shall be an unlawful detainer and Tenant shall be subject to immediate eviction and removal, and Landlord may, in addition to any other rights which Landlord may have hereunder or at law or in equity, elect at its sole option and discretion to treat any such holding over as the creation of a month-to-month tenancy subject to all of the terms, covenants and conditions as are set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that the Basic Rent shall be multiplied by 150%.

   SECTION 29.  HAZARDOUS MATERIALS.

     29.1. RESTRICTION ON USE. Except as permitted in Section 29.2, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, or dispose, and in no event shall release, discharge or spill, any "Hazardous Material" (as defined below), or permit any of the same to occur, or permit any Hazardous Materials to leak or migrate, on or about the Premises or the Building. The term "Hazardous Material" for purposes hereof shall mean any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, including, without limitation, petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which requires investigation or remediation under any Law or governmental policy. Without limiting the generality of the foregoing, "Hazardous Material" 'includes any item defined as a "hazardous substance", "hazardous material", hazardous waste", "regulated substance" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., Clean Water Act, 33 U.S.C. Section 1251 et seq., Safe Drinking Water Act, 14 U.S.C. Section 300f, et seq., Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
Section 136 et seq., Atomic Energy Act of 1954, 42 U.S.C. Section 2014 et seq., and any similar Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

     29.2. NECESSARY MATERIALS. Notwithstanding Section 29. 1, Tenant may transport, use, store, handle and dispose of Hazardous Materials on and about the Premises, if and to the extent that the Hazardous Materials are necessary for the operation of Tenant's biological laboratory on the Premises, subject to the provisions of this Section 29.2 and Section 29.3 through 29.7. The permission granted by this Section 29.2 shall apply only to Hazardous Materials specifically used in the performance of the primary business for which Tenant has leased the Premises, and only in accordance with applicable federal, state, and local laws and regulations and sound commercial practice, and in such manner as to not prohibit or materially restrict continued use of the Premises for the purposes permitted by this Lease. Tenant's activities under this Section 29.2 shall be conducted in strict compliance with all applicable laws, rules and regulations, including to the extent applicable, but not limited to, those set forth in Section 29.1, and all applicable insurance requirements. All Hazardous Material presenting biological hazards shall be handled according to Communicable Disease Center recommended methods and OSHA standards, but such handling shall not relieve

Tenant from the obligation to comply with any and all other legal or insurance requirements that may apply.

     29.3. NOTICE TO LANDLORD. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Landlord or the or the Building concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve, and appeal, at Tenant's expense, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Tenant shall promptly furnish Landlord with copies of all reports of any inspection of Tenant's activities on the or in or about the Building conducted by or at the request of any governmental or other regulatory authority.

     29.4. CONTAMINATION. If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil or surface or groundwater (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Landlord, in Landlord's reasonable judgment, Tenant agrees to cleanup the contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs, fees, including attorneys' fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees on or about the Premises, whether with or without Landlord's consent.

     29.5. RIGHT OF ENTRY. Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right subject to the limitations set forth in Schedule 2 attached hereto and incorporated herein by this reference to enter the Premises or to have consultants enter the Premises throughout the term of this Lease for the purpose of determining: (i) whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (ii) whether Tenant has complied with this Section 29, and (iii) the corrective measures, if any required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials. Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drillings or other machinery for the purpose of obtaining laboratory samples. Unless any such inspection shall reveal reasonable cause to believe that Tenant has violated the provisions of
Section 29, or Landlord receives a notice of violation from any governmental authority or other reasonable cause to believe that such a violation by Tenant has occurred, Landlord shall be limited to one such inspection during each year of the term of this Lease. Tenant shall reimburse Landlord for the cost of such inspections within 10 days of receipt of a written statement therefor, which cost shall in no event exceed $2,000 per inspection, unless otherwise agreed, or except as to an inspection necessary to investigate or remedy any violation by Tenant of Section 29, in which event the scope of the inspection shall be limited to that reasonably necessary to detect, evaluate and remedy the specific violation. If such consultants determine that the Premises or the Building are contaminated with Hazardous Materials, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. The right granted to Landlord herein to inspect the Premises or the Building shall not create a duty on Landlord's part to inspect the Premises or the Building, or liability of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     29.6. REMOVAL. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all Laws, recommendations of consultants hired by Landlord, and such other reasonable requirements as may be imposed by Landlord.

   SECTION 30.  RIGHT OF FIRST OFFER.

     30.1. OFFERS. Landlord agrees that if, during the term of this Lease (including any Extension Term) Landlord decides to list or offer the Building for sale, Landlord shall first offer Tenant the right to purchase the Building, at the price at which Landlord intends to list or offer the Building for sale. Tenant may accept that offer by delivering written notice of acceptance to Landlord within five business days after receipt of Landlord's offer. If Tenant fails to deliver written acceptance to Landlord within that time, Landlord shall have the right to list or offer for sale, or to solicit or accept offers to sell, the Building at any time thereafter, at any price and upon any terms, provided, that, for a period of 12 calendar months after the date of Landlord's offer to Tenant, Landlord shall not list or offer to sell, or accept an offer to sell, the Building at a price that is less than 85% of the price (the "Offering Price") at which Landlord initially offered to sell the Building to Tenant, except as follows: If within that 12 months, Landlord desires to offer for sale, or accept an offer (in either case, an "Offer") for purchase of, the Building at an amount less than 85% of the Offering Price, Landlord shall first so notify Tenant, which notice shall include a copy of the Offer. Tenant will have the right to purchase the Building from Landlord at the price and upon the terms set forth in the Offer, which right may be exercised only by delivering notice of acceptance to Landlord within three business days after Tenant's receipt of the Offer. If Tenant fails to deliver such notice to Landlord within three business days, Landlord shall be free to make or accept the Offer.

     3.02. EXCLUDED TERMS. If Tenant does deliver notice of acceptance to Landlord within the three business days, then, notwithstanding any other term or provision set forth in the Offer, Tenant's obligation to purchase the Building shall not be subject to any right of inspection, or any financing contingency, or any requirement for the seller to provide financing, or to any conditions regarding the physical, legal or environmental condition of the Building (other than the condition of Landlord's title), nor shall Landlord be deemed to have made any warranties or representations concerning any matter which is the subject of any obligation of Tenant under this Lease, nor shall Tenant be entitled to any offsets against the purchase price for any matter or condition arising out of any failure by Tenant to perform its obligations under this Lease, including but not limited to Tenant's obligation to keep the Building free of liens.

     30.3. EXCLUDED TRANSACTIONS. The provisions of this Section 30 shall not apply:

             30.3.1. if, at the time Landlord received the Offer or desires to list or offer the Building for sale, Tenant is in default, or has assigned this Lease or sublet 50% or more, in the aggregate, of the Building; nor

             30.3.2. to any lease, license, or occupancy of the Uppermost Story or any part thereof, nor

             30.3.3. to any transfer to (i) any child, parent, sibling, or spouse of Landlord; or (ii) any child, parent, or spouse of any person described in clause (i); or (iii) any trust established for the benefit of Landlord or any person described in clause (i) or (ii); or (iv) any corporation, partnership, limited liability company or other entity at least 50% of which is owned, beneficially or of record, by, or which is controlled in fact by, any person described in clauses (i) through (iv) (all of the foregoing are referred to as an "Excluded Transferee"), but any transfer by an Excluded Transferee to a person who is not an Excluded Transferee shall be subject to all of the terms of this Section 30, so long as Tenant's rights under this Section 30 have not otherwise been terminated according to the terms hereof. In no event shall the provisions of this Section 30 apply to any sale at foreclosure or any deed or conveyance in lieu of foreclosure, and any such foreclosure or deed in lieu thereof shall terminate Tenant's rights under this Section 30 in all respects.

     30.4. PRORATION OF RENT. If Tenant buys the Building under this Section 30, Tenant shall continue to pay all Rent and other charges through the date of closing and Landlord's receipt of the purchase price, and all Rent and other charges shall be adjusted as of that date.

   SECTION 31.  MISCELLANEOUS PROVISIONS.

     31.1. NOTICES. Every consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Lease shall be in writing and shall be sent by certified or registered United States mail, return receipt requested, postage prepaid, or by any private courier service utilizing a return receipt, if to Landlord, at Landlord's Notice Address, and if to Tenant, at Tenant's Notice Address or at the Premises, and the same shall be deemed delivered when delivery is made (or acceptance of delivery is refused), as evidenced by the return receipt or the records of the courier service. Either party may change its address for notices by notice in the manner set forth above.

     31.2. UNAVOIDABLE DELAYS. In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restriction of governmental law or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 29.2 shall not operate to excuse Tenant from the payment of Rent.

     31.3. SURRENDER; REMOVAL OF TENANT'S PROPERTY. Upon the scheduled expiration of the term or earlier termination of this Lease, Tenant shall quit and surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions and equipment at any time made or installed in, upon or to the Premises (except personal property and trade fixtures installed at Tenant's expense), all of which shall thereupon become the property of Landlord without any claim by Tenant therefor. Tenant agrees to repair any damage caused by the removal of Tenant's personal property and trade fixtures. If Tenant shall fail to remove any of Tenant's personal property or trade fixtures, said property shall, at the option of Landlord, either be deemed abandoned and become the property of Landlord or Landlord shall have the right to remove and store such property, at the expense of Tenant, without further notice to or demand upon Tenant, and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. The provisions of this Section 29.3 shall survive the expiration or earlier termination of this Lease.

     31.4. NO BROKER. Tenant represents and warrants to Landlord that Tenant has had no dealings or conversations with any broker in connection with the execution of this Lease except the Named Brokers, and agrees to indemnify Landlord against all claims, actions, damages, liabilities, costs and expenses, including attorneys' fees, that may arise from any breach of the foregoing.

     31.5. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed to constitute or be construed or implied to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

     31.6. WAIVERS. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of Rent.

     31.7. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein reserved shall be deemed to be other than on account of the earliest stipulated Rent then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent due or Landlord may pursue any other remedy in this Lease provided or by law permitted.

     31.8. RECORDATION. Tenant agrees not to record this Lease or any memorandum or short form of this Lease. Tenant shall execute and deliver to Landlord, within 10 days after request, a written memorandum of lease in recordable form.

     31.9. SUCCESSORS AND ASSIGNS. This Lease and the covenants and conditions herein contained shall be binding upon and inure to the benefit of Landlord and its successors and assigns, and shall be binding upon Tenant and its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord. Nothing in this Section 30.9 shall be deemed to require Landlord to give any such consent.

     31.10. JOINT AND SEVERAL LIABILITY. In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall execute this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent due hereunder and to perform all other obligations hereunder shall be joint and several. In like manner, if Tenant is a partnership or other business association, the members of which are by virtue of statute or general law subject to personal liability, the liability of each such member shall be joint and several.

     31.11. ENTIRE AGREEMENT; AMENDMENTS. This Lease and the Exhibits attached hereto set forth the entire understanding between the parties concerning the subject matter of this Lease and incorporate all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Lease other than set forth herein. Tenant hereby acknowledges that this Lease shall not be deemed, interpreted or construed to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that the layout and design of the Project will be, or continue to be, as shown and described in Exhibit A. No alteration, amendment, change or addition to this Lease shall be binding upon either party unless in writing and signed by the party to be charged. This Lease shall be governed and construed exclusively by the provisions hereof and in accordance with the laws of the state of Ohio.

     31.12. EFFECTIVENESS. The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or an option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant.

     31.13. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     31.14. JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against either party, but shall be interpreted according to the application of the rules of interpretation for arm's-length agreements.

     31.15. GUARANTY. Contemporaneously herewith, and as a condition to Landlord's obligations hereunder, Tenant is delivering to Landlord a guaranty executed by Guarantor, in the form of Exhibit B attached hereto. If the guaranty is not furnished before the Term Commencement, Landlord shall have the right at any time thereafter to treat such failure as a continuing Default until the guaranty has been received by Landlord.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above mentioned.

Signed and acknowledged in the         LANDLORD:
presence of:                           THOMAS R. EGGERS



/s/  H. RALPH SNODGRASS                /s/  THOMAS R. EGGERS
     H. Ralph Snodgrass



Signed and acknowledged in the         TENANT:
presence of:                           PROGENITOR, INC., a Delaware
                                       corporation



/s/  H. RALPH SNODGRASS                By: /s/  DOUGLASS GIVEN
     H. Ralph Snodgrass                Its: President

                              LANDLORD'S ACKNOWLEDGMENT


STATE OF OHIO,
COUNTY OF FRANKLIN, ss:

     BEFORE me, the undersigned authority, on this date personally appeared Thomas R. Eggers, known to me to be the person whose name is subscribed to the foregoing instrument and being by me first duly sworn acknowledged to me that he executed the same as his free act and deed for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 5th day of Dec, 1994.


                                       /s/  ARTHUR M. ZELLNER
                                       Notary Public



                  ACKNOWLEDGMENT FOR CORPORATE OR PARTNERSHIP TENANT


STATE OF OHIO,
COUNTY OF FRANKLIN ss:

     BEFORE me, the undersigned authority, on this date personally appeared D. Given, the President of Progenitor, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and being by me first duly sworn acknowledged to me that (s)he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 5th day of Dec, 1994.


                                       /s/  ARTHUR M. ZELLNER
                                       Notary Public

                                      EXHIBIT A

                                 (Legal Description)

Situated in the Township of Clinton, County of Franklin, and in the State of
Ohio:

Being Lot Number Fourteen (14), Fifteen (15), Sixteen (16) and Seventeen (17) in LINCOLN HEIGHTS ADDITION, as the same are numbered and delineated upon the recorded plat thereof, of record in Plat Book 7, page 250, Recorder's Office, Franklin County, Ohio.

                                      SCHEDULE 1

                            BASIC MAINTENANCE SCHEDULE FOR
                           1507 CHAMBERS RD.  COLUMBUS, OH.

     Tenant shall provide all maintenance for the building at 1507 Chambers Rd., Columbus, OH. 43212, in order to maintain and preserve the building in a good and serviceable working condition, free from undo deterioration and excessive degeneration. In order to help accomplish- this requirement, the Tenant shall perform, or cause to be performed, the following items, which shall not be deemed to Limit Tenant's obligations under Section 12 of the Lease. A record shall be kept of all such maintenance items, and the record supplied to the Landlord semi-annually, and produced for examination whenever requested by the Landlord or his authorized representative.

                         ITEMS TO BE PERFORMED AND DOCUMENTED

I.   HEATING/AIR CONDITIONING/VENTILATING SYSTEMS:

     1.      Change air filters in all heating systems at least every 60 days.
     2. Have each heating unit and overall system inspected/cleaned before heating season (by October 31 each year).
     3. Have each air conditioning unit inspected/charged if necessary before each cooling season (by May 1st each year).
     4. Check each smoke detector/air combustion damper and alarm system on each heating unit at least semi-annually. Repair/replace as necessary.
     5. Replace dust bags on house vacuum cleaning system at least bimonthly, more frequently if necessary.

II.  ELECTRICAL/LIGHTING SYSTEM(S)

     1. Replace/repair lights, fluorescent tubes and fixtures as necessary.
     2. Check each Emergency Escape Lights monthly, for proper functioning. Repair/replace as necessary.
     3.      Check exit signs monthly; replace/repair as necessary
     4.      Check exterior lights monthly; replace/repair as necessary

III. PLUMBING SYSTEMS:

     1. Check BOTH sump pumps WEEKLY for proper functioning (lift float mechanism to start pump). Replace/repair as necessary.
     2. Check hot water heater; circulating pump; wash room "point-of use" hot water heaters monthly. Replace/repair as necessary.

IV.  GROUNDS/EXTERIOR:

     1. Check parking lot quarterly for hole/cracks or deterioration. Repair as necessary.
     2. Reseal parking lot every three years with high quality rubberized asphalt or sealing material.
     3.      Repaint and reseal fence annually.

     V.      SAFETY ITEMS:

     1.      Check all fire extinguishers monthly for proper pressure.
     2.      Check fire alarms on air handlers at least every 3 months.
     3       Check emergency escape lights, as noted in II.2.
     4.      Check exit signs monthly, as noted in II.3.
     5.      Check laboratory emergency showers at least monthly (pull
             emergency chain and allow shower to cycle). Replace/repair as necessary.

                                      SCHEDULE 2
                                  ACCESS LIMITATION

     Landlord and its authorized representatives shall have the night to enter upon the Premises, subject to the following limitations:

     (a) Landlord agrees to give Tenant at least twenty-four (24) hours advance notice of its intent to enter upon the Premises, unless such entrance is required by virtue of an emergency which, in Landlord's reasonable judgment, requires immediate entry;

     (b) Landlord agrees to follow Tenants established procedures (applicable to Tenant's employees) which are intended to (i) protect personnel from injury, and (ii) protect the integrity of ongoing procedures being conducted by Tenant and Tenants employees upon the Premises; and

     (c) All such entry and related inspections conducted by Landlord shall be in the presence of an employee or other representative of Tenant.

                                      EXHIBIT B

                                  GUARANTY OF LEASE

     THIS GUARANTY made as of this 5th day of Dec. 1994 by INTERNEURON PHARMACEUTICALS, INC., a Delaware corporation (collectively, "Guarantor"), having an address at One Ledgemont Center, 99 Hayden Avenue, Suite 340, Lexington MA 02173, in favor of THOMAS R. EGGERS ("Landlord").

                                       RECITALS

     A. PROGENITOR, INC., a DELAWARE corporation ("Tenant") is desirous of entering into that certain lease of even date herewith with Landlord relating to certain premises known as 1507 Chambers Rd., Columbus, Ohio (which Lease is herein referred to as the "Lease").

     B.      Guarantor has requested that Landlord enter into the Lease.

     C. Landlord has declined to enter into the Lease unless Guarantor guarantees the Lease.

     NOW THEREFORE, to induce Landlord to enter into the Lease, Guarantor hereby agrees as follows:

     1. UNCONDITIONAL GUARANTY OF CERTAIN OBLIGATIONS, LIMITATIONS. Guarantor unconditionally guarantees to Landlord and the heirs, devisees, administrators, executors, successors and assigns of Landlord the full and punctual payment, performance and observance by Tenant of all of the terms, covenants and conditions in the Lease to be kept, performed or observed by Tenant. This Guaranty expires and any obligations of Guarantor expire upon the earlier of the Termination of the Guaranty as defined in Section 3 below or when all of the covenants, conditions and obligations in the Lease on Tenant's part to be performed have been performed and satisfied in full. Without limiting the foregoing, Guarantor guarantees the performance or payment of any liability of Tenant which shall accrue under the Lease for any such period whether first becoming known to or asserted by Landlord during or following the term of the Lease. If, at any time, Tenant shall default in the performance or observance of any of the terms, covenants or conditions in the Lease to be kept, performed or observed by Tenant, including, without limitation, the payment of any rent or other charge, Guarantor keep, perform and observe the same, as the case may be, in place and stead of Tenant; provided, however, that in no event shall Landlord be entitled to specific performance by Guarantor of any non-monetary obligations under the Lease, it being understood that Guarantor's performance hereunder shall be limited to Tenant's obligations to make payments under the Lease (including but not limited to any reimbursement to Landlord for Landlords direct and reasonable costs of performing any monetary or non-monetary obligation of Tenant under the Lease if Tenant fails to perform, as more fully set forth in the Lease) and damages, costs or expenses incurred by Landlord proximately caused by Tenant's failure to perform any monetary or non-monetary obligations under the Lease. Guarantor's obligation hereunder shall be limited to $350,000.00 (the "Maximum Amount"), plus attorney's fees as set forth in Section 14 of this Guaranty. Guarantor warrants and represents to Landlord that Tenant is a subsidiary of Guarantor, and that Guarantor will be benefited by Tenant and Landlord entering into the Lease.

     2.      WAIVER OF NOTICE, NO RELEASE OF LIABILITY.

             2.1. Generally. Except as set forth in Section 2.2 below, any act of Landlord or the successors or assigns of Landlord consisting of the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without any notice to Guarantor and without releasing the obligations of Guarantor hereunder. The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease to be performed or observed by Tenant, or by any modifications of the Lease. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant; or (g) the exercise by Landlord of any rights or remedies reserved to Landlord under the Lease, provided or permitted by law or by reason of any termination of the Lease.

             2.2. LIMITATION ON CERTAIN CONSENTS. Notwithstanding Section 2.1 above, if Landlord grants its consent to any of the following without the written consent of Guarantor, Guarantor's liability under this Guaranty shall be excused to the extent, but only to the extent, that Guarantor proves by clear and convincing evidence that the non-performance by Tenant of the specific obligations for which Landlord seeks reimbursement hereunder were the proximate result of Landlord granting such consent:

                   2.2.1.  Any assignment or sublease.

                   2.2.2.  Any extension of the term.

                   2.2.3.  Any increase in the Basic Rent.

                   2.2.4. Any refund of any portion of the Security Deposit prior to the expiration of the Lease, except as may otherwise be required by law or by order of any court or administrative body.

     3. TERMINATION OF GUARANTY. Notwithstanding any other provision of this Guaranty, Guarantor shall have no liability for any obligations of Tenant under the Lease which arise after the date (the "Termination of Guaranty") which is the earliest of such time, if any, as (i) the common stock of Tenant shall have been listed on the NASDAQ-National Market System or the New York or American Stock Exchange, provided that at least one million shares thereof shall have been sold to purchasers other than Guarantor and those controlled by, in control of or under common control with Guarantor (as determined in accordance with the Securities Act of 1933) at a price of at least $5.00 per share; or (ii) Guarantor furnishes Landlord with a letter of credit meeting the requirements of
Section 22.5 of the Lease, in the amount of the Maximum Amount, to be held and applied by Landlord pursuant to Section 22.5, with any unused amount to be refunded to Guarantor, provided that Guarantor shall remain liable as to any amount refunded to Guarantor, or (iii) the Tenant's financial statements as audited by a nationally recognized accounting firm meet all of the following conditions: (a) Tangible Net Worth in excess of $5,000,000 and (b) total liabilities no greater than 28% of Tangible Net Worth and (c) Cash Flow Ratio of
1.25 and (d) Current Assets in excess of four times current liabilities and (e) a Quick Ratio of at least 1.4 and (f) an unqualified opinion of the accounting firm that Tenant has met the foregoing standards, as defined in this Guaranty of Lease. In the event that the Guaranty of Lease is terminated as a result of this Section 3(iii) and Tenant subsequently pays one or more dividends to shareholders or without fair consideration issues debt to shareholders or makes any other distribution to shareholders without fair consideration to Tenant (excluding distribution, issuance or dividend of common or preferred stock or warrants thereon) (a "Shareholder Distribution") which in aggregate totals more than $1,000,000, the Guaranty of Lease will not have been deemed to have been terminated under Section 3(iii) from the date of a Shareholder Distribution. Certain terms used in this Section 3(iii) are defined in Section 6.

     4. JOINDER, SURETY DEFENSES. Guarantor agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease as covered by this Guaranty and recovery may be had against Guarantor in any such action or Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold, and Guarantor hereby waives all rights to assert or plead at any time any and all surety or other defenses in the nature thereof.

     5. LIMITATION OF CLAIMS; SUBORDINATION. Until all of the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

     6. DEFINITIONS. For purposes of Section 3(iii), the following terms have the following meanings:

     "Cash Flow Ratio" means net income after taxes plus depreciation plus amortization to current maturities of long term debt.

     "Current Assets" shall be determined in accordance with GAAP and shall be deemed to include inventory at lower of cost or current market value less any amounts due from any officer, employee, director, shareholder or related person.

     "Debt" shall be determined in accordance with GAAP and shall be deemed to include all liabilities of Tenant including but not limited to accruals, deferrals, and capitalized leases, less subordinated debt, if any.

     "GAAP" means generally accepted accounting principles, consistently applied. Any financial terms not specifically defined in this Section 6 shall have the meanings given to them by GAAP.

     "Intangible Assets" shall be determined in accordance with GAAP and be deemed to include at book value, without limitation, leasehold improvements, goodwill, patents, copyrights, secret processes, deferred expenses relating to sales, general administrative, research and development expense, and all amounts due from any officer, employee, director, shareholder or related person.

     "Quick Ratio" shall be determined in accordance with GAAP and shall mean the ratio of cash on hand and accounts receivable to current liabilities.

     "Tangible Net Worth" shall be determined in accordance with GAAP and shall be deemed to include the amount of total assets of Tenant excluding the amount of Intangible Assets of Tenant minus the amount of total liabilities of Tenant, exclusive of Subordinated Debt, if any.

     7. AMENDMENT OR ASSIGNMENT OF LEASE. The provisions of the Lease may be changed, modified, amended or waived by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of and without notice to Guarantor. This Guaranty shall guarantee the performance of the Lease as so changed, modified, amended or waived, provided that, if Guarantor has not consented in writing to such amendment or modification, this Guaranty shall apply only to the Lease according to its original tenor (as amended or modified, however, by any amendment or modification to which Guarantor shall have consented in writing). If Landlord disposes of its interest in the Lease, "Landlord," as used in this Guaranty, shall mean Landlord's successors and assigns.

     8. DEFENSES OF TENANT. Guarantor waives any defense by reason of any legal or other disability of Tenant and any other party to the Lease, and further waives any other defense based on the termination of Tenant's liability for any cause, as well as any presentments, or notices of acceptance of this Guaranty, and further waives all notices of the existence, creation, or incurring of new or additional obligations.

     9. NO WAIVER BY LANDLORD. No delay on the part of Landlord in exercising any right hereunder or under the Lease shall operate as a waiver of such right or of any other right of Landlord under the Lease or hereunder, nor shall any delay, omission or waiver on any one or more occasions be deemed a bar to or a waiver of the same or any other right on any other future occasion.

     10. JOINT AND SEVERAL LIABILITY. If there is more than one undersigned Guarantor, the term "Guarantor," as used herein, shall include all of such undersigned and each and every provision of this Guaranty shall be binding on each and every one of the undersigned and they shall be jointly and severally liable hereunder and Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

     11. WHOLE AGREEMENT. This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

     12. APPLICABLE LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

     13. GUARANTOR'S SUCCESSORS. Guarantor's obligations under this Guaranty shall be binding on the successors, heirs and assigns of Guarantor. Guarantor shall not be released by any assignment or delegation by it of its obligations hereunder.

     14. ATTORNEYS' FEES. If Landlord is required to enforce Guarantor's obligations hereunder by legal proceedings, and if Landlord is the prevailing party, Guarantor shall pay to Landlord all costs incurred including without limitation, reasonable attorneys' fees.

     15. CAPTIONS. The paragraph headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty.

     16. INTERPRETATION; SEVERABILITY. It is agreed that if any provision of this Guaranty or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this Guaranty or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Guaranty is capable of two constructions one of which would render the provision valid, the provision shall have the meaning which renders it valid.

     17. EXTENSIONS AND RENEWALS. This Guaranty shall apply to the Lease, any extension or renewal thereof (provided that Guarantor has consented to such extension or renewal) and to any holdover term following the term granted in the Lease or any extension or renewal thereof

     18. ACKNOWLEDGMENT; ENFORCEABILITY. GUARANTOR REPRESENTS AND WARRANTS TO LANDLORD THAT GUARANTOR HAS READ THIS GUARANTY AND UNDERSTANDS THE CONTENT HEREOF AND THAT THIS GUARANTY IS ENFORCEABLE AGAINST GUARANTOR IN ACCORDANCE WITH ITS TERMS.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.


WITNESSES:                             GUARANTOR:
                                       INTERNEURON PHARMACEUTICALS,
                                       INC.



/s/  JANE L. VANDERMOLEN               By:  /s/  THOMAS F. FARB

/s/  DALE RITTER                       Its:      Senior Vice President &
                                                 Treasurer



STATE OF MASSACHUSETTS, COUNTY OF MIDDLESEX, ss:

     The foregoing instrument was acknowledged before me this 2nd day of DECEMBER, 1994 by THOMAS F. FARB the V.P. FINANCE, TREASURER & CFO of INTERNEURON PHARMACEUTICALS, INC., a Delaware corporation, on behalf of the corporation.


                                   CAROLYN A. GRASSO
                                   Notary Public

PROGENITOR, Inc.

- --------------------------------------------------------------------------------



September 27, 1995

Mr. T. R. Eggers
1399 Cambridge Blvd.
Columbus, Ohio 43212

Dear Mr. Eggers:

Please use this letter as our 3 month notice that we would like to renew our lease at 1507 Chambers Road, Columbus, Ohio 43212 for one year (January 1, 1996 through December 31, 1996).

You may contact me at (614)488-6688 should you have any questions.

Sincerely,

/s/  CONSTANCE A. RHIND, CPA

Constance A. Rhind, CPA
Accounting Manager

cc:  Doug Given
     Dave Bittner